Exhibit 99.1

BayCom Corp and Bethlehem Financial Corporation Announce Definitive Merger Agreement

Enhances BayCom Corp’s Commercial Banking Platform in Central New Mexico

Walnut Creek, California, and Belen, New Mexico, August 13, 2018 – BayCom Corp (NASDAQ:BCML) (“BayCom” or the “Company”) holding company for United Business Bank (“UBB”) and Bethlehem Financial Corporation (“BFC”) parent company of MyBank, announced today the signing of an Agreement and Plan of Merger under which BayCom has agreed to acquire 100% of the common stock of BFC for cash consideration of $23.5 million or $62.00 per share.

At June 30, 2018, BFC had approximately $156.6 million in assets, $79.4 million in loans, $136.2 million in deposits and $16.1 million in stockholder's equity. The transaction will expand the Company’s presence in the Albuquerque metropolitan area and provide entry into nearby communities. MyBank serves central New Mexico through five branches operating in Belen, Rio Communities, Los Lunas, Albuquerque, and Mountainair, New Mexico. Upon completion of the transaction, the combined company will have approximately $1.5 billion in total assets, $993.0 million in total loans and $1.3 billion in total deposits. UBB will have 14 locations in California, two in Washington, and six on New Mexico.

The Agreement and Plan of Merger was unanimously approved by the boards of directors of BayCom and BFC. The closing of the transaction, which is expected to occur in the fourth quarter of 2018, is subject to customary conditions, including regulatory approval and approval by the shareholders of BFC. Upon closing of the transaction, MyBank will be merged into UBB. BayCom anticipates this transaction will be accretive to earnings (before merger costs) in the first year of combined operations and accretive to tangible book value in approximately three years.

Dr. Lawrence Pino, Chairman of the Board of MyBank, welcomes the merger of BFC and BayCom. He stated, “I am confident that the merger will result in a continuation of the friendly and professional services that our valued customers have grown accustomed to, and will be of great benefit to the community.”

“On behalf of the Board, I wish to express our sincere appreciation to the communities that have supported MyBank, our shareholders, our exceptional staff, our loyal customers, and our President/CEO Ed Robertson for their contributions toward making this enterprise a true community bank for the past 25 years.”

George Guarini, President and CEO of United Business Bank, stated, “Let me start by welcoming the MyBank staff. At the end of the day, our business is only as good as our people and we are looking forward to having the MyBank team join the United Business Bank family. Ed Robertson and his team built a solid franchise that we believe we can leverage with additional products, capital, and increased lending limits. We look forward to serving MyBank’s clients.”

“From a strategic perspective, this is a great fit. As a result, the transaction will provide United Business Bank with a significant presence in central New Mexico, expanding the breadth of our footprint and providing entry into several new markets. We look forward to the prospects of establishing new relationships, enhancing our position in the market and building on an already strong foundation.” added Guarini.

R. Edward Robertson, President and CEO of BFC stated, “We are very happy to join BayCom and believe our combination with United Business Bank will provide significant value to our shareholders, clients and employees. We also believe this is a natural fit which increases lending capabilities, expands capital resources and provides a more expansive product offering to the central New Mexico business community.”

BayCom and UBB was assisted by Gary Steven Findley & Associates and The Findley Group for legal services and FIG Partners provided investment banking services and fairness opinion. BFC and MyBank was assisted by Philip K. Smith of Gerrish Smith Tuck, Consultants and Attorneys for legal services and Tom Mecredy, Vining Sparks, for investment banking services and fairness opinion.

About BayCom Corp

The Company, through its wholly owned operating subsidiary, United Business Bank, offers a full-range of loans, including SBA, FSA and USDA guaranteed loans, and deposit products and services to businesses and its affiliates in California, Washington and New Mexico. The Bank also offers business escrow services and facilitates tax free exchanges through its Bankers Exchange Division. The Bank is an Equal Housing Lender and a member of FDIC. The Company is traded on the NASDAQ under the symbol “BCML”. At June 30, 2018, United Business Bank had total assets of approximately $1.3 billion with offices in California, Washington and New Mexico. More information on BayCom and UBB is available at www.unitedbusinessbank.com.

About Bethlehem Financial Corporation

Bethlehem Financial Corporation is the holding company of My Bank, a community bank with five locations in central New Mexico. More information on BFC is available at www.mybanknm.com.

Forward Looking Statement

This news release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. When used in this communication and in other documents filed with or furnished to the SEC, in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases "may," "believe," "will," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "plans," "potential," or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Investors and security holders are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date such statements are made. These statements may relate to future financial performance, strategic plans or objectives, revenues or earnings projections, or other financial information. By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements. Statements about the expected timing, completion and effects of the proposed merger and all other statements in this communication other than historical facts constitute forward-looking statements.

In addition to factors disclosed in the BayCom's SEC reports, important factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: expected revenues, cost savings, synergies and other benefits from the proposed merger of the Company and BFC might not be realized within the expected time frames or at all and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected; the requisite regulatory approvals for the proposed merger of the Company and BFC may be delayed or may not be obtained (or may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the proposed merger); the requisite approval of BFC shareholders may be delayed or may not be obtained, the other closing conditions to the merger may be delayed or may not be obtained, or the merger agreement may be terminated; business disruption may occur following or in connection with the proposed merger of the Company and BFC; the Company's or BFC's businesses may experience disruptions due to transaction-related uncertainty or other factors making it more difficult to maintain relationships with employees, customers, other business partners or governmental entities; the possibility that the proposed merger is more expensive to complete than anticipated, including as a result of unexpected factors or events; and the diversion of managements' attention from ongoing business operations and opportunities as a result of the proposed merger or otherwise. Additional factors which could affect the forward looking statements can be found in the cautionary language included under the headings “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s prospectus filed with the SEC pursuant to Rule 424(b) of the Securities Act on May 4, 2018 and other documents subsequently filed by the Company with the SEC. Consequently, no forward-looking statement can be guaranteed. Neither the Company nor BFC undertakes any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For any forward-looking statements made in this Current Report on Form 8-K, the exhibits hereto or any related documents, the Company and BFC claim protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

This press release may be deemed to be solicitation material in respect of the proposed merger of BFC with and into BayCom. BFC intends to send its shareholders a proxy statement regarding the proposed merger. Before making any voting or investment decision, investors and security holders of BFC are urged to carefully read the entire proxy statement, when it becomes available, because it will contain important information about the proposed transaction.

Contact:

United Business Bank

Keary Colwell, CFO

(925) 476-1800

MyBank

R. Edward Robertson, President and CEO

(505)861-3102

MyBank

Dr. Lawrence Pino

Chairman of the Board

(505)429-2360